EXHIBIT 5.1

July 8, 2015

RenovaCare, Inc.

430 Park Avenue

Suite 702

New York, New York 10022

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for RenovaCare, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of Company's Registration Statement on Form S-8 (as amended from time to time, the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 20,000,000 shares (the "Shares") of the common stock, $0.00001 par value per share (the "Common Stock"), of the Company, issuable pursuant to the terms and in the manner set forth in the Company's 2013 Long-Term Incentive Plan (the "Plan") issuable as follows:

(1)

An aggregate of two hundred seven thousand five hundred (207,500) shares of the Company's Common Stock issuable to certain employees and non-employee directors upon exercise of outstanding stock options granted under the Plan;

(2)

An aggregate of nineteen million seven hundred ninety two thousand five hundred (19,792,500) shares of the Company's Common Stock reserved for issuance to certain employees, non-employee members of the Company's Board of Directors and consultants of the Company upon the exercise of stock options and grant of stock awards that may be granted under the Plan.

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, corporate proceedings of the Company, the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. We have not performed any independent investigation other than the document examination described. We make no representation as to the sufficiency of our investigation for your purposes. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In rendering this opinion, we have assumed that (a) the Shares will be issued in accordance with the terms and conditions of the Plan, as applicable; (b) at the time of issuance of any Shares, there shall be a sufficient number of duly authorized and unissued shares of common stock to accommodate such issuance; and (c) the per Share consideration received by the Company in exchange for the issuance of the Shares as contemplated by the Plan and the Registration Statement shall not be less than the par value per share of Common Stock.

1

Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United States of America, the laws of the State of New York, and the Nevada Revised Statutes, which includes statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement in the context of issuing this opinion. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission or Item 509 of Regulation S-K.

Very truly yours,

/s/ Sierchio & Company, LLP

Sierchio & Company, LLP